Exhibit 10.41(b)

CONFORMED COPY

AMENDMENT NO. 2

TO THE BASE INDENTURE

This AMENDMENT NO. 2 TO THE BASE INDENTURE, dated as of February 15, 2008 (this “Amendment”) is between Centre Point Funding, LLC (f/k/a Budget Truck Funding, LLC), as issuer (“BTF”) and The Bank of New York Trust Company, N.A., in its capacity as trustee (the “Trustee”).

RECITALS:

WHEREAS, BTF and the Trustee entered into that certain Base Indenture dated as of May 11, 2006, as amended by that certain Amendment No. 1 to the Base Indenture, dated as of May 16, 2007 (the “Base Indenture”);

WHEREAS, the parties hereto wish to amend the Base Indenture as provided herein;

WHEREAS, pursuant to the requirements of Section 12.1 of the Base Indenture, the Requisite Investors or each affected Noteholder, as required, have consented in writing to the amendments effected by the Amendment; and

WHEREAS, this Amendment has been duly authorized by all necessary limited liability company action on the part of BTF;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.1. Terms Defined in Base Indenture. Capitalized terms used in this Amendment not herein defined shall have the meaning contained in the Definitions List attached to the Base Indenture as Annex 1 or as otherwise set forth in the Base Indenture.

ARTICLE II

Amendments

Section 2.1. Amendments to Article 3: Security. Section 3.1(a)(i) is hereby amended and restated in its entirety to read as follows:

“(i) the BTF Lease, any Sublease and any other agreements related to the BTF Trucks to which BTF is a party or in which BTF otherwise has an interest (collectively, the “BTF Agreements”), including, without limitation, all monies due and to become due to BTF under or in connection with the BTF Agreements, whether payable as rent, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of the BTF Agreements or otherwise, all security for amounts payable thereunder and all rights, remedies, powers, privileges and claims of BTF against any other party under or with respect to the BTF Agreements (whether arising pursuant to the terms of the BTF Agreements or otherwise available to BTF at law or in equity), the right to enforce the BTF Agreements and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the BTF Agreements or the obligations of any party thereunder;”

Section 2.2. Amendments to Article 7: Representations and Warranties. Section 7.14(d) is hereby amended and restated in its entirety to read as follows:

“(d) BTF’s legal name is Centre Point Funding, LLC and its location within the meaning of Section 9-307 of the applicable UCC is the State of Delaware.”

Section 2.3. Amendments to Article 8: Covenants. Section 8.20 is amended and restated in its entirety to read as follows:

“BTF will neither change its location (within the meaning of Section 9-301 of the applicable UCC) or its legal name without at least 30 days’ (or such shorter time as agreed to in writing by the Trustee upon the written consent of the Required Noteholders of each Series of Notes Outstanding at such time) prior written notice to the Trustee. In the event that BTF desires to so change its location or change its legal name, prior to actually changing its location or its legal name, BTF shall deliver to the Trustee an Officer’s Certificate of BTF and an Opinion of Counsel confirming that the filings to be made by BTF shall continue the perfected interest of the Trustee on behalf of the Secured Parties in the Collateral in respect of the new location or new legal name of BTF. BTF shall make all such filings and deliver to the Trustee copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made within five (5) Business Days after changing its location or its legal name.”

Section 2.4. Amendments to Article 12: Amendments. Section 12.1(iii) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“(iii) the Eligible Truck Appendix may be amended and/or supplemented from time to time by BTF without any approval or consent of any party; provided, however, the Eligible Truck Appendix is subject to (i) the calculation of the Termination Value Curve for each newly-added Truck, as determined by Deutsche Bank Securities, Inc., (which Termination Value Curve shall be subject to the consent of BTF), (ii) as applicable, the calculation of the credit enhancement percentages for each newly-added Truck, as determined by the Required Noteholders for each outstanding Series of Notes (which enhancement percentages shall be subject to the consent of BTF) and (iii) the prior written consent of Moody’s.”

Section 2.5. Amendments to Article 13: Miscellaneous. Section 13.1(a) is hereby amended by replacing the words “Budget Truck Funding, LLC” in the notice address for BTF with the words “Centre Point Funding, LLC”.

Section 2.6. Amendments to Annex 1: Definitions List.

(a) Annex 1 to the Base Indenture is hereby amended to add the following defined terms in appropriate alphabetical order:

“ACRG” means Avis Car Rental Group, LLC, a Delaware limited liability company.

“BRACS” means Budget Rent A Car System, Inc., a Delaware corporation.

“Permitted Sublessee” means each of ACRG and BRACS and any other Person that becomes a sublessee under a Sublease in accordance with Section 7 of the BTF Lease; provided that each of ACRG, BRACS and any such other Person shall only be a “Permitted Sublessee” so long as it remains a wholly-owned subsidiary of the Guarantor.

“Sublease” means any sublease entered into between the Lessee and any Permitted Sublessee pursuant to Section 7 of the BTF Lease and any and all other contracts, agreements, guarantees, insurance, warranties, instruments or certificates entered into or delivered to the Lessee in connection therewith.

(b) The defined term “BTF” contained in Annex 1 is hereby amended and restated in its entirety to read as follows:

“BTF” means Centre Point Funding, LLC (f/k/a Budget Truck Funding, LLC), a Delaware limited liability company and its successors.

Section 2.7. Amendments to Schedule I: Termination Value Curve Schedule. Schedule I to the Base Indenture is hereby amended and restated in its entirety by the replacement thereof with the Schedule I attached as Annex A hereto.

ARTICLE III.

Miscellaneous

Section 3.1. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any of the parties hereto under the Base Indenture, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Base Indenture, all of which are hereby ratified and affirmed in all respects by each of the parties hereto and shall continue in full force and effect. This Amendment shall apply and be effective only with respect to the provisions of the Base Indenture specifically referred to herein, and any references in the Base Indenture to the provisions of the Base Indenture specifically referred to herein shall be to such provisions as amended by this Amendment.

Section 3.2. Condition to Effectiveness. This Amendment shall become effective as of the date hereof only upon receipt by the Administrative Agent under the Series 2006-1 Supplement to the Base Indenture, dated as of May 11, 2006, as amended by that certain Amendment No. 1 to Series 2006-1 Supplement, dated as of May 16, 2007 (the “Series 2006-1 Supplement”) of written confirmation from Moody’s that the Series 2006-1 Notes (as defined in the Series 2006-1 Supplement) are publicly rated at least “A3” by Moody’s after giving effect to the amendments contemplated by this Amendment.

Section 3.3. Waiver of Notice. Each of the parties hereto waives any prior notice and any notice period that may be required by any other agreement or document in connection with the execution of this Amendment.

Section 3.4. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 3.5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PROVISIONS THEREOF REGARDING CONFLICTS OF LAWS), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 3.6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties herein in separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

CENTRE POINT FUNDING, LLC, as Issuer

By:	/s/: Joe Ferraro
Name:	Joe Ferraro
Title:	Vice President, Truck Operations

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee

By:	/s/: Marian Onischak
Name:	Marian Onischak
Title:	Vice President

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